SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to § 240.14a - 11(c) or § 240.14a-12
MATRIA HEALTHCARE, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) filing Proxy Statement if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting Fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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1850 Parkway Place
Marietta, Georgia 30067
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 31, 2006
      NOTICE IS HEREBY GIVEN THAT the 2006 Annual Meeting of Stockholders of Matria Healthcare, Inc. (the “Company” or “Matria”), will be held on Wednesday, May 31, 2006, at 10:30 a.m. local time at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, for the following purposes:

(1) To elect four Class II directors of the Company for a three-year term expiring at the 2009 Annual Meeting and one Class III director for a one year term expiring in 2007 and until their respective successors are duly elected and qualified; and

(2) To transact such other business as properly may come before the Annual Meeting and any adjournment or postponement thereof.
      Your vote is important regardless of the number of shares you own. Each stockholder, even those who plan to attend the annual meeting, are requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.
      I look forward to welcoming you at the meeting.

Very truly yours,

Roberta L. McCaw
Secretary
Marietta, Georgia
May 1, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
I. ELECTION OF DIRECTORS
CLASS II NOMINEES FOR THE TERM EXPIRING IN 2009
CLASS III NOMINEE FOR THE TERM EXPIRING IN 2007
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2007
CLASS I NOMINEES CONTINUING IN OFFICE UNTIL 2008
Security Ownership of Certain Beneficial Owners and Management
CORPORATE GOVERNANCE
BOARD COMMITTEES, ATTENDANCE AND COMMUNICATIONS WITH BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTIONS
STOCK OPTION EXERCISES
Aggregated Option Exercises in Last Fiscal Year and FY -- End Option Values
COMPENSATION COMMITTEE REPORT ON CORPORATE COMPENSATION
CEO COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
EQUITY COMPENSATION PLANS
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS AT THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT AND FINANCIAL STATEMENTS
GENERAL

MATRIA HEALTHCARE, INC.
1850 Parkway Place
Marietta, Georgia 30067
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2006
GENERAL INFORMATION
      This proxy statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Matria Healthcare, Inc., a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 31, 2006, at 10:30 a.m. local time at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, and at any adjournment or postponement thereof.
      At the Annual Meeting, stockholders will consider and vote upon proposals to elect four Class II directors and elect one Class II director and such other matters as properly may come before the Annual Meeting. The Board unanimously urges stockholders to vote FOR the re-election of the Class II directors and FOR the election of the Class III director.
      It is anticipated that this proxy statement, the accompanying proxy and the 2005 Annual Report to Stockholders will first be mailed to the Company’s stockholders on or about May 1, 2006.
Record Date
      The Board of Directors has fixed the close of business on April 13, 2006, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 20,919,327 shares of Common Stock were issued and outstanding.
Proxies
      When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Annual Meeting and does not return the signed proxy card, such stockholder’s shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR the election of the Class II directors named herein and FOR the election of the Class III director. As of the date of this proxy statement, the Board of Directors does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.
      Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.
      The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D. F. King & Co., Inc. will assist in the solicitation of proxies by the Company for a fee of $6,000, plus reimbursement of reasonable out-of-pocket expenses.
Quorum
      The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares (“broker non-votes”), also will be treated as present for quorum purposes.
Vote Required
      The Company’s stockholders are entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Class II and Class III directors. Votes may be cast for or withheld from each nominee for Class II and III directors. Under applicable Delaware law, broker non-votes represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal, and abstentions will have no effect on the vote for the election of Class II and Class III directors.
I.     ELECTION OF DIRECTORS
Background
      Under the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes, with approximately one-third of the directors standing for election each year. The four Class II nominees for election this year are J. Terry Dewberry, Richard M. Hassett, M.D., Kaaren J. Street and Wayne P. Yetter. Each has consented to serve for a term expiring in 2009. Donald J. Lothrop has been nominated to serve as a Class III director for a term expiring in 2007. If any director is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.
      The Board of Directors recommends a vote FOR the Class II nominees set forth below.
CLASS II NOMINEES FOR THE TERM EXPIRING IN 2009
      J. Terry Dewberry, age 62, is a private investor. He served as Vice Chairman of Healthdyne, Inc. (“Healthdyne”) from March 1992 until the formation of the Company through the merger (the “Merger”) of Healthdyne Maternity Management, a division of Healthdyne and Tokos Medical Corporation on March 8, 1996 (the “Merger Date”). Mr. Dewberry served as a director of Healthdyne from 1981 until the Merger. From September 1987 until March 1992 he was President and Chief Operating Officer of Healthdyne and was Executive Vice President of Healthdyne from August 1984 to September 1987. Mr. Dewberry is a member of the Board of Directors of Respironics, Inc.
      Richard M. Hassett, M.D., age 50, has been President and Chief Operating Officer of the Company since November 7, 2005 and previously served as Executive Vice President and Chief Strategic Officer of the Company from November 14, 2004 to November 6, 2005. From August 2002 to April 2004, Dr. Hassett was Chief Executive Officer and served on the board of Coordinated Care Solutions, a provider of medical care management services, and from September 2000 to July 2002, he was President and Chief Executive Officer and served on the board of Vivra Asthma & Allergy, Inc., a specialty disease management company. From 1979 to August 2000, Dr. Hassett held executive positions with Accordant Health Services, a healthcare services and technology company, most recently as Executive Vice President and Chief Medical Officer and as a member of the board.
      Kaaren J. Street, age 59, has served as a director of the Company since June 1, 2005. Ms. Street is the President of “K” Street Associates, Inc., a business development consulting practice in Washington, D.C. From August 2001 to August 2003, Ms. Street served as the Associate Deputy Administrator for Entrepreneurial Development at the U.S. Small Business Administration. From April 2001, to August 2003, Ms. Street served as Vice President of Enterprise Florida, Inc., a public private partnership responsible for economic development and international trade in Florida, and from January 1997 to January 2001, Ms. Street was Vice President for Diversity Business Enterprise at the Burger King Corporation. Ms. Street is a director of AssuranceAmerica Corporation.
      Wayne P. Yetter, age 60, was elected to the Board on June 3, 2004. Since September, 2005, Mr. Yetter has been Chief Executive Officer of Verispan, LLC, a joint venture health information and market research company founded by McKesson Corp. and Quintales Transnational Corp. in 2002. He was the founder of BioPharm Advisory, LLC and served as the President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc., the specialty pharmaceuticals business of Pliva d.d., a Croatia-based pharmaceuticals group, from November 2004 to September 2005. Mr. Yetter served as Chairman of the Board of Directors and Chief Executive Officer of Synavant Inc., a pharmaceutical customer relationship management solutions company, from 2000 to November 2004. From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc., which provides information services for the healthcare industry. From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation. From 1994 to 1997, he served as President and Chief Executive Officer of Astra Merck, Inc. From 1991 to 1994, Mr. Yetter served as General Manager and then President of Astra Merck, a division of Merck & Co. Mr. Yetter currently serves on the Board of Directors of Noven Pharmaceuticals, Inc. and Epicept Corporation.
CLASS III NOMINEE FOR THE TERM EXPIRING IN 2007
      Donald J. Lothrop, age 46, has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a Managing Member of Delphi Management Partners III, L.L.C. since March 1995, a Managing Member of Delphi Management Partners, IV, L.L.C. since October 1997 and a Managing Member of Delphi Management Partners V, L.L.C. since April 2000, all of which are venture capital firms. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare industry. From 1989 to 1990, Mr. Lothrop worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop currently serves on the Board of Directors of The TriZetto Group.
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2007
      Parker H. Petit, age 66, has served as Chairman of the Board of the Company since the Merger Date and as Chief Executive Officer since October 5, 2000, and as President and Chief Executive Officer from October 5, 2000, to February 22, 2003. In addition, he served as a member of the three-person Office of the President during a brief period in 1997. Mr. Petit was the founder of Healthdyne and served as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until the Merger. Mr. Petit is also a director of Intelligent Systems Corp. and Logility, Inc.
      Joseph G. Bleser, age 60, has served as a director of the Company since October 19, 2004. Mr. Bleser became a financial consultant serving public and private companies in the healthcare and technology industries in 1998, most recently acting as interim Chief Financial Officer, Treasurer and Secretary of Transcend Services, Inc., a provider of medical transcription services, from January 1, 2004, to April 6, 2005. Prior to 1998, Mr. Bleser served for over 20 years as Chief Financial Officer for several public companies in the healthcare and technology industries, including HBO & Company, Allegiant Physician Services, Inc., and

Healthcare.com Corporation. Mr. Bleser also formerly served on the Board of Directors of Healthcare.com Corporation and Quovadx, Inc. Mr. Bleser is a licensed Certified Public Accountant with ten years of public accounting experience at an international public accounting firm.
      Donald W. Weber, age 69, has served as a director of the Company since May 18, 2000. Mr. Weber is a private investor. He was President and Chief Executive Officer of Viewstar Entertainment Services, Inc., a distributor of satellite entertainment systems, from August 1993 until November 1997. Prior thereto, from 1987 to 1991, he was President and Chief Executive Officer of Contel Corporation, a telecommunications supplier, which was sold in 1991 to GTE Corp.
CLASS I NOMINEES CONTINUING IN OFFICE UNTIL 2008
      Guy W. Millner, age 70, has been a director of the Company since October 4, 2000. Mr. Millner is Chairman of AssuranceAmerica Corporation, a public non-standard auto insurance company. Until the fall of 1997, he was Chairman of Norrell Corporation, a staffing services and outsourcing firm, which he founded in 1961. He served as a director of Norrell Corporation from 1997 until July 1999, at which time Norrell Corporation merged with Spherion Corporation.
      Carl E. Sanders, age 80, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1986 until the Merger. Mr. Sanders, a former Governor of the State of Georgia, is Chairman Emeritus of Troutman Sanders LLP, an Atlanta-based law firm that provides legal services to the Company.
      Thomas S. Stribling, age 63, has served as a director of the Company since May 18, 2000. Mr. Stribling is retired and was formerly President and Chief Executive Officer of Therics, Inc., a tissue engineering specialist offering a variety of orthobiologic products from May 2003 to July 2005. From September 1, 2001, to April 30, 2003, Mr. Stribling was President and Chief Executive Officer of DermaCo, Inc., a development stage dermatology company, and was an entrepreneur and private investor from September 1999 to September 2001. From 1998 to September 1999, he was President, Chief Executive Officer and a board member of Scandipharm, Inc., a privately held pharmaceutical company. From 1997 to 1998, he was Vice Chairman and Chairman of the Advisory Board of Legacy Securities Corporation, an investment banking and securities group, and from 1994 to 1996, he was President of UCB Pharma, Inc., a division of a Belgian-based pharmaceutical company.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information as to the beneficial ownership of shares of the Company’s Common Stock as of March 31, 2006, by (i) all stockholders known by the Company to be the beneficial owners of more than five percent of its Common Stock, (ii) each director and nominee of the Company, (iii) each executive officer named in the “Executive Compensation” section below, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	of Class(2)

Wellington Management Company, LLP(3)	1,503,007	7.2%
EARNEST Partners, LLC(4)	1,155,518	5.5%
Parker H. Petit(5)	1,426,914	6.8%
Richard M. Hassett, M.D.(6)	30,973	—
Thomas S. Hall(7)	–0–	—
Roberta L. McCaw(8)	18,125	—
Stephen M. Mengert(9)	22,252	—
Yvonne V. Scoggins(10)	7,786	—
Joseph G. Bleser(11)	6,007	—
Frederick E. Cooper(12)	18,000	—
J. Terry Dewberry	–0–	—
Donald J. Lothrop	–0–	—
Guy W. Millner(13)	27,375	—
Carl E. Sanders(14)	69,775	—
Kaaren J. Street(15)	6,000	—
Thomas S. Stribling(16)	36,780	—
Donald W. Weber(17)	49,302	—
Morris S. Weeden(18)	59,250	—
Wayne P. Yetter(19)	12,000	—
Frederick P. Zuspan, M.D.(20)	23,441	—
All executive officers and directors as a group (20 persons)	1,853,626	8.9%

 —      Less than 1%

(1)	Under the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security (“voting power”) or the power to dispose or to direct the disposition of such security (“investment power”). A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person’s spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(2)	Based on 20,901,402 shares of Common Stock outstanding on March 31, 2006. With respect to each person or group in the table, assumes that such person or group has exercised all options, warrants and other rights to purchase Common Stock which he or she beneficially owns and which are exercisable within 60 days and that no other person has exercised any such rights.

(3)	The number of shares owned is based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2006. The address of Wellington Management Company, LLP (“WMC”) is 75 State Street, Boston, Massachusetts 02109. According to its Schedule 13G, WMC, in its capacity as investment adviser, may be deemed to beneficially own 1,503,007 shares of the Company’s Common Stock, which shares are held of record by clients of WMC. WMC reports that it has no power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares, while its clients have the right to receive, or direct the receipt of, dividends from, or proceeds from the sale of, such shares.

(4)	The number of shares owned is based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2006. The address of EARNEST Partners, LLC (“EARNEST”) is 75 14th Street, Suite 2300, Atlanta, Georgia 30309. According to its Schedule 13G, EARNEST, in its capacity as investment advisor, may be deemed to beneficially own 1,155,518 shares of the Company’s Common Stock.

(5)	Represents 816,006 shares owned by Mr. Petit, 73,832 shares held by Petit Investments Limited Partnership, 3,750 shares held by Petit Grantor Trust, 6,720 shares owned by his spouse, and 526,606 shares which are subject to purchase upon exercise of options exercisable within 60 days. Mr. Petit’s address is 1850 Parkway Place, Marietta, Georgia 30067.

(6)	Represents 973 shares owned by Dr. Hassett, and 30,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(7)	Mr. Hall resigned effective October 28, 2005. To the knowledge of the Company, Mr. Hall is not the beneficial owner of any shares of the Company’s Common Stock.

(8)	Represents 14,087 shares owned by Ms. McCaw, and 4,038 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(9)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days. Mr. Mengert resigned effective March 16, 2006. To the knowledge of the Company, Mr. Mengert is not the beneficial owner of any other shares of the Company’s Common Stock.

(10)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(11)	Represents 7 shares owned by Mr. Bleser and 6,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(12)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(13)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(14)	Represents 27,400 shares owned by Mr. Sanders and 42,375 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(15)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(16)	Represents 1,905 shares owned by Mr. Stribling and 34,875 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(17)	Represents 20,052 shares owned by Mr. Weber and 29,250 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(18)	Represents 5,625 shares owned by Mr. Weeden and 53,625 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(19)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(20)	Represents 2,200 shares owned by Dr. Zuspan, 187 shares held by Zuspan & Associates Partnership, 5,680 shares owned by Dr. Zuspan’s spouse and 15,374 shares which are subject to purchase upon exercise of options exercisable within 60 days.
CORPORATE GOVERNANCE
      We have established corporate governance practices designed to serve the best interests of the Company and our stockholders. The Company is in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements of the Nasdaq National Market (“Nasdaq”). The Company has adopted a Code of Conduct that applies to all of its directors, executive officers and employees. If any waiver of this Code is granted to an executive officer or director, the waiver will be disclosed in an SEC filing on Form 8-K. The Company’s current Code of Conduct and charters for certain committees of the Board of Directors were filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and are incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
      Set forth below is information regarding the meetings of the Board of Directors during fiscal year 2005 and a description of the Board’s standing committees.
BOARD COMMITTEES, ATTENDANCE AND COMMUNICATIONS WITH
BOARD OF DIRECTORS
      In addition to an executive committee and other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company’s Board of Directors has the following standing committees: a Compensation and Stock Option Committee, an Audit Committee and a Corporate Governance and Nominating Committee.
      The Compensation and Stock Option Committee (the “Compensation Committee”) is composed of Frederick P. Zuspan, M.D., Frederick E. Cooper, Kaaren J. Street, Thomas S. Stribling and Wayne P. Yetter. All members of the Compensation Committee are independent as required by Nasdaq. The Compensation Committee is responsible for the recommendation and approval of compensation of executive officers and the review and approval of incentive plans, including stock option and related programs, and the grant of awards under such plans. The Compensation Committee held nine meetings during the year ended December 31, 2005.
      The Audit Committee is composed of Donald W. Weber, Joseph G. Bleser, Guy W. Millner and Morris S. Weeden. The Board of Directors has determined that all members of the Audit Committee are “independent” in accordance with the listing standards of Nasdaq and SEC rules governing audit committees. The Board of Directors has determined that each of Donald W. Weber and Joseph G. Bleser have the accounting and related financial management expertise to be an “audit committee financial expert” as that term is defined by the SEC and has designated each of Messrs. Weber and Bleser as a financial expert. Pursuant to its written charter, a copy of which was attached to the proxy statement for the 2004 Annual Meeting of Stockholders, the Audit Committee evaluates the independence and performance of the Company’s independent accountants, handles relations with the Company’s independent accountants and evaluates the integrity of the Company’s financial reporting process and its policies and procedures relating to internal accounting functions and controls. The Audit Committee pre-approves audit and non-audit services to be performed by the Company’s independent auditors in accordance with the Sarbanes-Oxley Act of 2002 and the regulations thereunder. The Audit Committee held seven meetings during the year ended December 31, 2005.
      The Corporate Governance and Nominating Committee (the “Governance Committee”) was established on February 20, 2003 to replace the former Nominating Committee. The Governance Committee is composed of Frederick E. Cooper, Guy W. Millner, Carl E. Sanders and Donald W. Weber. The Board of Directors has determined that all of the members of the Governance Committee are independent in accordance with the Nasdaq listing standards governing governance committees. The Governance Committee identifies, screens and recommends candidates for appointment to the Board of Directors for consideration by the full Board of Directors and by the stockholders of the Company, evaluates and makes recommendations to the full Board of Directors concerning the number and accountability of Board committees and assignments to such committees, develops and recommends to the Board of Directors for its approval a set of corporate governance guidelines, periodically reviews and makes recommendations to the full Board of Directors compensation, orientation, continuing education and retirement policies for directors, and reviews issues and developments relating to corporate governance and makes recommendations related thereto to the full Board of Directors. The Governance Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board of Directors. A stockholder wishing to propose a candidate for the Governance Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Matria Healthcare, Inc.,

1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary. Additional information concerning nomination procedures is included under “Corporate Governance and Nominating Committee” below. The Governance Committee held two meetings during the year ended December 31, 2005.
      During the year ended December 31, 2005, the Board of Directors held eight meetings. Each of the incumbent directors who served as directors during 2005 attended more than 75% of the total number of Board meetings and meetings of committees of which he or she was a member during 2005. The Board of Directors has adopted a policy that all directors on the Board of Directors are expected to attend annual meetings of its stockholders. All members of the Company’s Board of Directors at the time of the 2005 Annual Meeting of the stockholders attended the 2005 Annual Meeting of Stockholders, except Mr. Weeden who was unavoidably absent.
      The Company encourages communication with the Board and the Board provides a process for stockholders to send communications to the full Board or any of the individual directors. Any stockholder who wishes to communicate with the Board or with any particular director, including any non-management director, may send a letter to the Secretary of the Company at 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067. Any communication should indicate that the sender is a stockholder of the Company and clearly specify that it is intended to be made to the entire Board or to one or more particular director(s). After receipt by the Secretary, correspondence will be forwarded to the Board or to the particular individual director indicated for review and consideration.
EXECUTIVE COMPENSATION
      The following table sets forth compensation paid to the Company’s Chief Executive Officer and each executive officer named in this section (the “Named Executive Officers”) for their services in all capacities to the Company and its subsidiaries in fiscal years 2005, 2004 and 2003:
Summary Compensation Table

					Long-term
					Compensation
					Awards
		Annual Compensation
					Securities Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)	Options(#)	Compensation($)(1)

Parker H. Petit	2005	$514,391		$329,550	208,500	$5,216
Chairman of the Board and	2004	484,273		276,701	58,126	3,616
Chief Executive Officer	2003	462,701		58,131	127,253	4,202
Richard M. Hassett, M.D.(2)	2005	$282,115		$182,175	157,500	$45,778
President and Chief	2004	31,154		–0–	75,000	3,993
Operating Officer
Thomas S. Hall(3)	2005	$321,084		$–0–	33,750	$6,150
President and Chief	2004	359,317		205,304	33,751	6,000
Operating Officer	2003	343,311	(4)	108,131	40,500	6,000
Stephen M. Mengert(5)	2005	$251,350		$101,330	21,250	$6,150
Senior Vice President and	2004	241,332		102,039	11,250	6,000
Chief Financial Officer	2003	230,582		38,285	15,000	6,000
Roberta L. McCaw	2005	$239,380		$96,504	24,000	$6,150
Senior Vice President,	2004	230,582		97,180	9,000	6,000
General Counsel and Secretary	2003	222,383		45,000	32,382	6,000
Yvonne V. Scoggins	2005	$236,184		$95,676	27,500	$6,902
Senior Vice President	2004	209,719		113,644	9,000	1,210,827
Corporate Finance	2003	192,660		38,727	40,136	6,618

(1)	Details of amounts reported in “All Other Compensation” column are provided in the table below.

(2)	Dr. Hassett was elected Executive Vice President on November 16, 2004 and promoted to President and Chief Operating Officer on November 8, 2005.

(3)	Mr. Hall resigned effective October 28, 2005.

(4)	Includes a $65,000 non-contingent bonus that was payable to Mr. Hall pursuant to his initial offer of employment. In the proxy statement for the 2004 Annual Meeting, this amount was included under 2003 “salary.”

(5)	Mr. Mengert resigned effective March 16, 2006.

Item	Year	Petit	Hassett	Hall	Mengert	McCaw	Scoggins

Officer Term Life Insurance	2005	$5,216	$–0–	$–0–	$–0–	$–0–	$752
	2004	3,616	–0–	–0–	–0–	–0–	1,621
	2003	4,202	–0–	–0–	–0–	–0–	618
401(k) Matching Contributions	2005	$–0–	$–0–	$6,150	$6,150	$6,150	$6,150
	2004	–0–	–0–	6,000	6,000	6,000	6,000
	2003	–0–	–0–	6,000	6,000	6,000	6,000
Executive SERP(A)	2005	$–0–	$–0–	$–0–	$–0–	$–0–	$–0–
	2004	–0–	–0–	–0–	–0–	–0–	1,203,206
	2003	–0–	–0–	–0–	–0–	–0–	–0–
Taxable Relocation	2005	$–0–	$45,778	$–0–	$–0–	$–0–	$–0–
	2004	–0–	3,993	–0–	–0–	–0–	–0–
	2003	–0–	–0–	–0–	–0–	–0–	–0–
Total All Other Compensation	2005	$5,216	$45,778	$6,150	$6,150	$6,150	$6.902
	2004	3,616	3,993	6,000	6,000	6,000	1,210,827
	2003	4,202	–0–	6,000	6,000	6,000	6,618

(A)	Represents payment of benefits under the Supplemental Executive Retirement Plan. See “Termination of Employment and Change-in-Control Arrangements.”

STOCK OPTIONS
      The following table contains information concerning the grant of stock options to the Chief Executive Officer and each executive officer named in the “Executive Compensation” table during 2005:
Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value at
	Number of		% of Total			Assumed Annual Rates of
	Securities		Options/SARs			Stock Price Appreciation for
	Underlying		Granted to	Exercise or		Option Term(1)
	Options		Employees in	Base Price	Expiration
Name	Granted		Fiscal Year	($/Sh)(2)	Date	5%($)	10%($)

Parker H. Petit	58,500	(2)	5.6%	$29.97	06/08/2015	$1,102,600	$2,794,200
	150,000	(2)	14.4%	$34.67	11/08/2015	$3,270,600	$8,288,300
Richard M. Hassett, M.D.	75,000	(3)	7.2%	$28.48	02/22/2015	$1,343,300	$3,404,200
	22,500	(3)	2.2%	$29.97	06/08/2015	$424,100	$1,074,700
	10,000	(3)	0.9%	$34.47	07/20/2015	$216,800	$549,400
	50,000	(3)	4.8%	$34.11	11/07/2015	$1,072,600	$2,718,100
Thomas S. Hall	33,750	(4)	3.2%	$29.97	06/08/2015	$636,100	$1,612,100
Stephen M. Mengert	11,250	(5)	1.1%	$29.97	06/08/2015	$212,000	$537,400
	10,000	(5)	0.9%	$34.67	11/08/2015	$218,000	$552,600
Roberta L. McCaw	9,000	(6)	0.8%	$29.97	06/08/2015	$169,600	$429,900
	15,000	(6)	1.4%	$34.67	11/08/2015	$327,100	$828,800
Yvonne V. Scoggins	7,500	(7)	0.7%	$29.97	06/08/2015	$134,300	$340,400
	10,000	(7)	0.9%	$34.47	07/20/2015	$216,800	$549,400
	10,000	(7)	0.9%	$34.67	11/08/2015	$218,000	$552,600

(1)	Based on actual option term and annual compounding. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company’s Common Stock.

(2)	These options to purchase the Company’s Common Stock were granted to Mr. Petit as follows: 58,500 shares on June 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year and 150,000 shares on November 8, 2005, under several plans (23,906 shares under the 1996 Stock Incentive Plan, 31,200 shares under the 2000 Stock Incentive Plan, 41,500 shares under the Long Term Incentive Plan, 28,160 shares under the 1997 Stock Incentive Plan and 25,234 shares under the 2002 Stock Incentive Plan) for which vesting accrues on each anniversary date thereafter at 33 1/3 % per year.

(3)	These options to purchase the Company’s Common Stock were granted to Dr. Hassett as follows: 75,000 shares on February 22, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year; 22,500 shares on June 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year; 10,000 shares on July 20, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year; and 50,000 shares on November 7, 2005, under three plans (10,587 shares under the 2002 Stock Incentive Plan, 7,653 shares under the 2001 Stock Incentive Plan, and 31,760 shares under the Long-Term Incentive Plan) for which vesting accrues on each anniversary date thereafter at 33 1/3 % per year.

(4)	These options to purchase the Company’s Common Stock were granted to Mr. Hall on June 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year.

(5)	These options to purchase the Company’s Common Stock were granted to Mr. Mengert as follows: 11,250 shares on June 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year and 10,000 shares on November 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 33 1/3 % per year.

(6)	These options to purchase the Company’s Common Stock were granted to Ms. McCaw as follows: 9,000 shares on June 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year and 15,000 shares on November 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 33 1/3 % per year.

(7)	These options to purchase the Company’s Common Stock were granted to Ms. Scoggins as follows: 7,500 shares on June 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year; 10,000 shares on July 20, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 20% per year and 10,000 shares on November 8, 2005, under the Long-Term Incentive Plan for which vesting accrues on each anniversary date thereafter at 33 1/3 % per year.
STOCK OPTION EXERCISES
      The following table sets forth information with respect to the Chief Executive Officer and the executive officers named in the “Executive Compensation” table concerning the exercise of options in 2005 and unexercised options held as of the end of the fiscal year:
Aggregated Option Exercises in Last Fiscal Year
and FY — End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
		Value Realized	Options at		In the-Money Options at
		(Market Price at	Fiscal Year End(#)		Fiscal Year End($)(1)
	Shares Acquired on	exercise less
Name	Exercise(#)	exercise price)	Exercisable	Unexercisable	Exercisable	Unexercisable

Parker H. Petit	42,349	$883,340	512,806	349,605	$14,357,603.98	$4,874,003.77
Richard M. Hassett, M.D.	–0–	–0–	15,000	217,500	378,450	1,986,975
Thomas S. Hall	89,851	$2,940,912	–0–	–0–	–0–	–0–
Stephen M. Mengert	–0–	–0–	22,252	45,249	1,046,155.15	40,944.85
Roberta L. McCaw	51,005	$1,240,595	6,208	52,984	289,530.67	898,099.97
Yvonne V. Scoggins	57,110	$1,339,825	7,786	68,709	365,830.09	1,029,675.09

(1)	Based on $38.76, the last sale price of the Company’s Common Stock on December 30, 2005.
Compensation of Directors
      The directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. In calendar year 2005, Directors who were not employees of the Company received a retainer of $5,000 per quarter, plus $1,000 for each Board and committee meeting attended, and were reimbursed for any travel expenses incurred. Mr. Weber also received an additional quarterly retainer of $2,500 for serving as Chairman of the Company’s Audit Committee. Effective July 1, 2006, the quarterly retainer will be increased to $6,250, the Chairperson of the Compensation Committee will receive a quarterly retainer of $1,250 and the Chairperson of the Corporate Governance and Nominating Committee will receive a quarterly retainer of $625. The retainer payable to the Audit Committee Chairperson will remain at $2,500. Meeting fees were increased to $1,500 for meeting dates after April 20, 2006.
      In addition, under the 2005 Directors’ Non-Qualified Stock Option Plan, all non-employee directors are entitled to receive an initial grant of options to purchase 6,000 shares of the Company’s Common Stock and at each annual meeting of stockholders after their first full year serving as a director, an additional grant of options to purchase 6,000 shares of Common Stock. The option price for all such options is the fair market value of the underlying common stock on the date of grant. Options have a ten year term and vest monthly over 12 months. On May 31, 2005, each Non-Employee Director other than Mr. Bleser was awarded an option to purchase 6,000 shares of Common Stock at a price of $29.33 per share under the 2005 Directors’ Non-Qualified Stock Option Plan. Mr. Bleser was not eligible for the May 31, 2005 grant because he had not served as director for a full year as of such date.

Termination of Employment and Change-in-Control Arrangements
      The Company has entered into change-in-control severance agreements with each of Mr. Petit, Dr. Hassett, Ms. Scoggins and Ms. McCaw. The agreements provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary, targeted base bonus and car allowance as of the date of the change-in-control. The multiple applicable to Mr. Petit and Ms. Scoggins is three. The multiple applicable to Dr. Hassett and Ms. McCaw is two. In addition, following termination of employment, the executives are entitled to receive for a period of three years in the case of Mr. Petit and Ms. Scoggins and two years in the case of Dr. Hassett and Ms. McCaw, life, health insurance coverage, and certain other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280(g) of the Internal Revenue Code of 1986, as amended (the “Code”). The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company or any successor to the Company.
      The Company has also entered into non-change-in-control severance agreements with Mr. Petit, Ms. Scoggins, Dr. Hassett and Ms. McCaw. The severance agreements provide for a lump sum severance payment to the executive in the event that his or her employment is involuntarily terminated prior to a change-in-control for reasons other than death, disability or “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). In the case of Ms. Scoggins, the severance payment is an amount equal to two times her annual base salary, targeted base bonus and car allowance as of April 27, 2002. In the case of Mr. Petit, Dr. Hassett and Ms. McCaw, the severance payment is equal to two, one and one times their annual base salary, targeted base bonus and car allowance at the time of termination of employment, respectively. In addition, in circumstances in which the executive is entitled to a severance payment, he or she also is entitled to receive, for a period of years after the date of termination equal to the period of years over which severance is paid, life, health insurance coverage, and certain other fringe benefits equivalent to those in effect at the date of termination of employment. The agreement requires the executive to comply with certain covenants that preclude him or her from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued.
      In 2003, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) for the benefit of certain executives who were participants in a predecessor plan, including Ms. McCaw and Ms. Scoggins Under the SERP, individual trust accounts were established for each participant and funded in an amount equal to the net present value of the participant’s targeted benefit under the predecessor plan. Such amounts for the named executive officers participating in the SERP equaled $726,000 for Ms. Scoggins and $536,000 for Ms. McCaw. The assets of the trusts are subject to the claims of the Company’s creditors. Benefits payable under the SERP are variable, based on the performance of the investment earnings of the trust funds, and include future tax mitigation payments of up to 44% of the amounts initially contributed to the trust accounts. Benefits under the SERP vest based on age and years of service, with 100% vesting and the right to withdraw funds obtained at age 55 and 15 years of service. Earlier vesting may occur upon a change-in-control or other events as defined in the SERP. In 2004, Ms. Scoggins’ benefits under the SERP became fully vested and she withdrew her $1,209,331 from the SERP account.
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Corporate Compensation, the Report of the Audit Committee and the Stock Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON CORPORATE COMPENSATION
      The Company’s executive compensation program is designed to (1) integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of management with the long-term interests of the Company’s stockholders, (2) attract, motivate and retain executives capable of achieving the Company’s strategic business goals (3) recognize outstanding individual contributions and (4) provide compensation opportunities that are competitive with those offered by other companies of similar size and performance, especially within the healthcare industry. To achieve these goals, the Company’s executive compensation program consists of three elements: (i) base salary, (ii) annual cash bonus, and (iii) intermediate and long-term incentives in the form of stock options and contributions under the Company’s Supplemental Executive Retirement Plans and 401(k) Plan. Each element of compensation has an integral role in the total executive compensation program, including the compensation of the Named Executive Officers.
      In making its compensation determinations, the Compensation Committee evaluates, on both an absolute and relative basis, a variety of Company financial results (including sales, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization and the individual and group performance of senior management and compensation levels at comparable companies, especially within the healthcare industry. In formulating its determinations, it recognizes and rewards achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and recognition of developing trends within the healthcare industry. The Compensation Committee reviews information prepared or compiled by the Company, and also draws on the business experience of the individual members of the Compensation Committee.
      Cash Compensation. Officers and other employees are compensated within salary ranges that are generally based on those of similar positions in companies of comparable size and complexity to the Company. The actual base pay level for each executive officer is based on a combination of experience, performance and other factors that are determined to be important by the Committee. The salary of the executive officers is generally reviewed annually at the beginning of each year, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance.
      Cash bonuses for management are paid under the Company’s management incentive bonus plan (the “MIP Plan”). Bonuses under the MIP Plan are computed as a percentage of year-end base salary. In the case of the Company’s Chief Executive Officer and Chief Operating Officer, the amount of and entitlement to bonuses under the MIP Plan are based upon the performance of the Company in comparison to its operating budget. For the other participants, the amount of and entitlement to bonuses are based on a combination of individual and Company performance. The Committee determines the participants in the MIP Plan and sets the target bonus levels and operating budget performance criteria in the first quarter of each year.
      Intermediate and Long Term Incentive Compensation. Stock options, contributions made under the Company’s 401(k) Plan and contributions under the Company’s Supplemental Executive Retirement Plan are the principal vehicles for payment of intermediate and long term compensation. Beginning in 2006, the Compensation Committee began to issue shares of restricted stock as an adjunct to the stock option program. In 2005, the Company granted stock options to certain of its management employees, based on guidelines for the individual’s position with the Company. Stock options were granted at exercise prices equal to the market price on the date of grant and typically became exercisable 20% on each anniversary of the grant becoming fully vested on the fifth anniversary of the grant), and expire on the tenth anniversary. The 401(k) plan, which is based on a calendar year, provides for a matching contribution by the Company of 100% of the participant’s voluntary salary contributions with the Company’s contribution limited to the lesser of 3% of the executive officer’s salary and an annual maximum Company contribution of $6,150, based on a maximum voluntary salary contribution established by the U.S. Department of Labor. All matching Company contributions to the 401(k) plan vest over five years for each executive officer and are payable pursuant to the provisions of the 401(k) plan. In 2003, the Company adopted a Supplemental Executive Retirement Plan for certain of the named executive officers. See “Termination of Employment and Change-in-Control Arrangements” above.

CEO COMPENSATION
      CEO Compensation. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives. Stock option grants to the Chief Executive Officer are considered concurrently with grants to other executive officers in accordance with the same general policies.
      In reviewing and approving Mr. Petit’s 2005 compensation, the Compensation Committee took into account Mr. Petit’s outstanding performance in 2004. He had successfully engineered the sale of the Company’s domestic pharmacy and supplies business and the restructuring of the Company’s debt, which left the Company with a stronger balance sheet and better positioned to pursue its strategic focus. He also had developed a stronger management team. Under his leadership, the Company had exceeded its financial goals for the year. In addition, the Compensation Committee considered the increase in Matria’s stock price since the beginning of 2004, which reflected a clear endorsement of the Company’s performance and strategic direction. In light of these factors, the Compensation Committee determined that Mr. Petit would receive an increase in his annual base compensation of 6.5% and an increase in his targeted base bonus to 65% of his 2005 base salary. Mr. Petit was granted options to purchase 58,500 shares and 150,000 shares of the Company’s common stock on June 8, 2005, and November 8, 2005, respectively.
      The foregoing report has been furnished by the Compensation Committee of Matria’s Board of Directors.
Frederick P. Zuspan, M.D.
Frederick E. Cooper
Kaaren J. Street
Thomas S. Stribling
Wayne P. Yetter
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee is responsible for executive compensation decisions as described above. The Compensation Committee consists of Frederick P. Zuspan, M.D., Frederick E. Cooper, Kaaren J. Street, Thomas S. Stribling and Wayne P. Yetter. No member of the Compensation Committee currently serves or has served as an executive officer or employee of the Company.
REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS
Report of the Audit Committee
      The Board’s Audit Committee, currently composed of Donald W. Weber, Joseph G. Bleser, Guy W. Millner and Morris S. Weeden, evaluates the independence and performance of the Company’s independent accountants, handles relations with the Company’s independent accountants and evaluates the integrity of the Company’s financial reporting process and its policies and procedures relating to internal accounting functions and controls. This report relates to the activities taken by the Audit Committee in fulfilling such role.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and internal controls.
      The Audit Committee also reviewed with the Company’s independent accountants, KPMG LLP (“KPMG”), who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards

No. 61. In addition, the Audit Committee received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and discussed with the independent accountants their independence from management and the Company, and considered whether KPMG’s provision of non-audit services to the Company during 2005 was compatible with maintaining the auditor’s independence.
      The committee meets periodically with the independent accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
      The foregoing report has been furnished by the Audit Committee of Matria’s Board of Directors.
Donald W. Weber
Joseph G. Bleser
Guy W. Millner
Morris S. Weeden
Audit Fees
      The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2005 and 2004, and fees billed for other services rendered by KPMG.

	2005	2004

Audit fees(1)	$834,460	$910,360
Audit related fees(2)	23,500	21,750

Audit and audit related fees	857,960	932,110
Tax fees(3)	14,587	9,580

All other fees	–0–	–0–

Total fees	$872,547	$941,690

(1)	Audit fees included reviews and consents related to SEC registration statements.

(2)	Audit related fees consisted of fees for audits of financial statements of certain employee benefit plans and actuarial fees for the Company’s insurance subsidiary.

(3)	Tax fees consisted of fees for tax consultation services.
      The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which includes the requirements for the Audit Committee to pre-approve audit and non-audit services provided by KPMG. Annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee.
      The Audit Committee has delegated pre-approval authority to the Chairman of the Committee, but any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting.
      All of the audit-related fees and tax fees for 2005 were approved in advance by the Audit Committee.
      KPMG has been appointed by Matria’s Board of Directors to audit the accounts of Matria and its subsidiaries for the fiscal year ending December 31, 2006. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
      The Board of Directors has a Corporate Governance and Nominating Committee. The committee’s operations are governed by a written charter that, among other things, provides that:

•	the committee consists of at least three members, each of whom must be “independent” in accordance with the definition of “independence” adopted by Nasdaq; and

•	the committee shall identify individuals qualified to become directors and recommend to the Board of Directors candidates for election or reelection as directors.
A copy of the current charter is available on the Company’s website at www.matria.com and also has been filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K. The Board of Directors may amend this charter at any time.
      With respect to the committee’s evaluation of director nominee candidates, the committee has no formal requirements or minimum standards for the individuals that it nominates. Rather, the committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the committee generally views as relevant and is likely to consider. Some of these include:

•	the candidates’ knowledge, skills and experience, particularly experience that is germane to the Company’s business, such as healthcare services, legal, human resources, finance, marketing and regulatory experience;

•	whether the candidate is an “audit committee financial expert” (as defined by the SEC);

•	the candidates’ integrity and reputation;

•	the candidates’ ability to work collegially with others;

•	the candidates’ other obligations and time commitments and the ability to attend meetings in person; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
The committee does not assign a particular weight to the individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing board members, will provide stockholders with a diverse and experienced board of directors.
      The committee welcomes recommendations from stockholders. The committee evaluates a candidate for director who was recommended by a stockholder in the same manner that the committee evaluates a candidate recommended by other means. In order to make a recommendation, the committee asks that a stockholder send the committee:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;

•	written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Code of Conduct and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the Nasdaq Corporate Governance rules, and (5) has no plans to change or influence the control of the Company;

•	the name of the recommending stockholder as it appears in the Company’s books, the number of shares of Common Stock that are owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);

•	personal and professional references, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Exchange Act.
This information should be sent to the Corporate Governance and Nominating Committee, c/o Secretary, Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067. The Secretary will forward the information to the chairperson of the committee. The committee does not necessarily respond to communications.
      In addition to the procedures described above for recommending prospective nominees for consideration by the committee, stockholders may directly nominate directors for consideration at any annual meeting of stockholders. To nominate a candidate for election, a stockholder must follow the procedures set forth in the Company’s bylaws. These procedures are summarized below under the heading “Stockholder Proposals at the Company’s Next Annual Meeting of Stockholders.”
      Each of the nominees for election as a director at the Annual Meeting was recommended by the Goverance Committee and nominated by the Company’s Board of Directors.
EQUITY COMPENSATION PLANS
      The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2005:

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in 1st Column)

Equity compensation plans approved by security holders	2,754,933	$20.25	878,016	(1)
Equity compensation plans not approved by security holders(2)	35,098	$15.40	—

Total	2,790,031	$20.19	878,016

(1)	Includes securities available for future issuance under shareholder-approved compensation plans as follows: 533,672 shares under the Long-Term Stock Incentive Plan, 6,000 shares under the 2002 Stock Incentive Plan, 675 shares under the 2001 Stock Incentive Plan, 129,687 shares under the 2005 Directors’ Non-qualified Stock Option Plan, 13,250 shares under the 2000 Stock Incentive Plan, and 3,249 shares under the 1996 Stock Incentive Plan. Also includes 41,483 shares that remain available for purchase under the 2002 Stock Purchase Plan and 150,000 shares under the 2005 Stock Purchase Plan.

(2)	This total includes options for: (1) 14,019 shares granted to certain key employees (other than executive officers) on October 20, 1997 and 15,000 shares granted to non-employee members of the Company’s Board of Directors on February 24, 1998. All of these options were granted at exercise prices equal to the fair market value of a share of the Company’s stock on the date of grant and all expire ten years from the date of the grant. The October 20, 1997 grants vested and became fully exercisable on October 20, 2000. The February 24, 1998 grants vested on February 24, 1999; (2) 6,079 shares assumed by the Company in connection with the acquisition of MarketRing on June 14, 2002, which options were granted by MarketRing under the MarketRing 1999 Stock Option and Stock Appreciation Rights Plan prior to the acquisition. The exercise price for these options, originally set by MarketRing, has been determined by reference to the exchange ratio prescribed for converting shares of MarketRing common stock into shares of the Company’s common stock pursuant to the acquisition. The assumed options generally vest in increments of 25% annually, beginning on the second anniversary of the date of grant, with such options expiring five to ten years from the date of grant or upon termination of employment.

PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total returns for the periods indicated for the Company, the S&P 500 Index and the S&P HealthCare Distributors Index. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 2000, and that all dividends (there were none) were reinvested.

	2000	2001	2002	2003	2004	2005

Matria Healthcare, Inc.	100	359.79	90.29	219.53	405.92	604.05
S&P 500 Index	100	88.11	68.64	88.33	97.94	102.75
S&P HealthCare Distributors	100	99.45	85.30	92.27	89.94	116.25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Mr. Carl E. Sanders, a director of the Company, is also the Chairman Emeritus of Troutman Sanders LLP, a law firm based in Atlanta, Georgia, which provided certain legal services to the Company in fiscal year 2005 and is expected to be retained by the Company in the future.
STOCKHOLDER PROPOSALS AT THE COMPANY’S NEXT
ANNUAL MEETING OF STOCKHOLDERS
      The 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) is anticipated to be held in May 2007. Under the Company’s Bylaws, a notice of intent of a stockholder to bring a proposal (other than a director nomination) before the 2007 Annual Meeting must comply with the requirements of the Company’s bylaws and must be received by the Company no later than December 31, 2006, in order to be presented for a vote at the meeting. However, if the 2007 Annual Meeting is held on a date more than 30 days before or after May 31, 2007, notice of a stockholder proposal (other than a director nomination), to be timely, must be received by the Company within a reasonable time before the Company begins to print and mail proxy materials. If timely delivered to the Secretary, such proposals may be included in the Company’s Proxy Statement for the 2007 Annual Meeting, provided the proponent(s) satisfies all applicable rules of the Securities and Exchange Commission relating to stockholder proposals.
      A director nomination by a stockholder will also only be considered at the 2007 Annual Meeting if received by the Company no later than December 31, 2006. However, if the 2007 Annual Meeting is held on a date more than 30 days before or after May 31, 2007, notice of a director nomination must be received not less than 60 nor more than 75 days prior to the meeting; provided that in the event less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, notice of such nomination must be received by the tenth day following the earlier of public disclosure or mailing of notice of the date of the meeting.
      The Company will furnish copies of the bylaw provisions which set forth the requirements for a stockholder’s notice of intent to present proposals upon written request to the Secretary of the Company at the address set forth in the following sentence.
      Notices of intention to present proposals and director nominations at the 2007 Annual Meeting or requests in connection therewith should be addressed to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Act”) requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act in all instances.
ANNUAL REPORT AND FINANCIAL STATEMENTS
      The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2005, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of April 13, 2006 upon written or oral request of such person. Requests for such copies should be directed to:

Matria Healthcare, Inc.
1850 Parkway Place
Marietta, Georgia 30067
Attention: Corporate Secretary
(770) 767-4500
      If the person requesting the Form 10-K was not a stockholder of record on April 13, 2006, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company’s expenses in furnishing such exhibit(s).
GENERAL
      Management does not know of any other business to come before the 2006 Annual Meeting. If, however, other matters do properly come before the 2006 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Roberta L. McCaw
Secretary
May 1, 2006

c/o Stock Transfer Department Post Office Box 105649 Atlanta GA 30348

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote .

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote .

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and cast
your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or over the Internet, do not mail your proxy card.

è

Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

MATRIA HEALTHCARE, INC.
Solicited on Behalf of the Board of Directors
For Annual Meeting of Stockholders, May 31, 2006
The undersigned hereby appoints Parker H. Petit and Roberta L. McCaw, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth below, all shares of Common Stock of Matria Healthcare, Inc. held of record by the undersigned on April 13, 2006, at the 2006 Annual Meeting of Stockholders to be held at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, at 10:30 a.m. on Wednesday, May 31, 2006, and any adjournments thereof.

Dated:	, 2006

Signature

Signature if held jointly

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê

MATRIA HEALTHCARE, INC.	PROXY
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise.

1.	ELECTION OF DIRECTORS:
	Nominees:	Four Class II Directors for term expiring in 2009:	(1)	J. Terry Dewberry	(2)	Richard M. Hassett, M.D.
			(3)	Kaaren J. Street	(4)	Wayne P. Yetter
		One Class III Director for term expiring in 2007:	(5)	Donald J. Lothrop

		❑ FOR all nominees listed above	❑	WITHHOLD AUTHORITY
		(except as written to the contrary below)		to vote for all nominees listed above

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued on Reverse Side)